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                                                                   Exhibit 5.1




                  [CALFEE, HALTER & GRISWOLD LLP LETTERHEAD]



                              September 16, 1998

Hickok Incorporated
10514 Dupont Avenue
Cleveland, Ohio  44108

                  We are acting as counsel for Hickok Incorporated, an Ohio corporation (the "Company"), with respect to the 191,000 of the Company's Class A Common Shares, par value $1.00 per share (the "Plan Shares"), to be offered and sold from time to time pursuant to the Company's 1997 Outside Directors Stock Option Plan, 1997 Key Employees Stock Option Plan, 1995 Outside Directors Stock Option Plan and 1995 Key Employees Stock Option Plan (collectively, the "Plans"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Plan Shares under the Securities Act of 1933, as amended.

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Plan Shares to be offered and sold from time to time in the manner contemplated by the Plans and the Registration Statement will be duly authorized, validly issued, fully paid and nonassessable.

                  We are attorneys licensed to practice law in the State of Ohio. The opinion expressed herein is limited solely to the laws of the State of Ohio and we express no opinion under the laws of any other jurisdiction.

                  This opinion is intended solely for your use in connection with the filing of the Registration Statement with respect to the Plan Shares, and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  We hereby consent to the filing of this opinion as Exhibit
5.1 to the Registration Statement.

                                           Respectfully submitted,

                                           /s/ Calfee, Halter & Griswold LLP

                                           CALFEE, HALTER & GRISWOLD LLP